Exhibit 2.1
                            SETTLEMENT AGREEMENT


THIS SETTLEMENT AGREEMENT ("Agreement") is entered into as of this 28th day of February 2006 among Sand Hills General Partners, a Texas general partnership ("SHGP"), G/O International, Inc., a Colorado corporation ("G/O"), Waterbury Resources, Ltd., a Cayman Islands company ("Waterbury"), Q-Marq Securities, Ltd., a Cayman Islands company ("Q-Marq"), Yankee Investments, Ltd., a Cayman Islands company ("Yankee") and Charlie Investments, Ltd., a Cayman Islands company ("Charlie").

WHEREAS, Waterbury is indebted to Q-Marq in the principal amount of $643,598, (the "Waterbury Debt"); and

WHEREAS, Charlie and Yankee have each undertaken to guaranty the Waterbury Debt (the "Charlie and Yankee Guaranty"); and

WHEREAS, G/O and Waterbury, and each of them, have insufficient funds to repay the Waterbury Debt; and

WHEREAS, Charlie and Yankee are unable to meet the obligations respecting the Guaranty, and deem it in their best interest to seek an outside entity willing to assume their Guaranty ("Assuming Entity"); and

WHEREAS, Charlie and Yankee are willing to transfer to the Assuming Entity all of their respective interests in and to both G/O and Waterbury as set forth in
Schedule 1 hereto, in exchange for the assumption of the Guaranty.

WHEREAS, SHGP is willing to provide its Guaranty of the Waterbury Debt in exchange for the G/O and Waterbury Shares held by Charlie and Yankee, and upon the willingness of Q-Marq to: (1) accept SHGP's promissory note in the principal amount of $35,000, and (2) convert the Waterbury Debt into shares of Waterbury, as more fully set forth herein.

WHEREAS, Q-Marq is willing to release Charlie and Yankee from its Guaranty and accept the Guaranty of SHGP and, as further consideration, accept the Note of SHGP in the principal amount of $35,000 for conversion of the Waterbury Debt into shares of Waterbury as set forth in Schedule 1 hereto, thereby releasing SHGP of its Guaranty of the Waterbury Debt, and accepting the SHGP Note and the Waterbury Shares in full settlement of the Waterbury Debt.

NOW THEREFORE, upon the premises stated herein, the parties hereto do hereby agree as follows:

1. SHGP's Assumption of the Charlie and Yankee Guaranty. Through the execution and delivery of the Agreement to Assume Guaranty for the Transfer of Shares, in form attached hereto as Exhibit 1, SHGP shall Guaranty the Waterbury Debt in exchange for Charlie and Yankee transferring to SHGP those shares of G/O set forth in Schedule 1 hereto and Charlie, Yankee and G/O transferring the Waterbury shares set forth in Schedule 1 hereto and Q-Marq's conversion of the Waterbury Debt as provided in paragraph 2 herein below.

2. Conversion of Waterbury Debt. In consideration for the issuance of the SHGP promissory note in form attached hereto as Exhibit 2 and the issuance of a total of 1,500,000 of the ordinary shares of Waterbury, Q-Marq shall execute and delivery the Election to Convert and Release, Waiver and Novation in form attached hereto as Exhibit 3 thereby unconditionally forgiving and releasing the Waterbury Debt.

3. Transaction Documents. The Agreement to Assume Guaranty for the Transfer of Shares, the SHGP Note, and the Election to Convert and Release, Waiver and Novation shall hereinafter be referred to collectively as the "Transaction Documents."

4. Representations and Warranties. Each party to this Settlement Agreement hereby represents and warrants that:

     (a) they are at least 21 years of age and possess the full capacity and authority to execute and deliver this Agreement and the Transaction Documents and to make the conveyances and transfers and to undertake the obligations undertaken by them as contained in this Agreement and in the Transaction Documents;

     (b) they have taken such actions as required under their respective charters to authorize the transactions contemplated hereby;

     (c) this Agreement and the Transaction Documents, when executed and delivered by them, will each constitute valid and legally binding agreements enforceable in accordance with there terms.

     (d) their execution and delivery of this Agreement and of the Transaction Documents will neither conflict with nor result in any breach or contravention of, or the creation of any lien under, any indenture, agreement, lease, instrument or understanding to which they are a party or by which any of their assets or properties is bound.

     (e) This Agreement and the Transaction Documents will be binding upon their respective estates, their heirs, executors and all others who may claim an interest in the property or obligations contained herein.

5. General.

     (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the each of the parties and their respective heirs, personal representatives, successors and assigns.

     (b) Complete Understanding. This Agreement and the Transaction Documents, collectively, constitute the complete understanding between the parties. No alteration or modification of any provision of this Agreement shall be valid unless made in writing and signed by each of the parties.

     (c) Severability. If a court of competent jurisdiction rules that any one or more of the provisions of this Agreement and/or any Transaction Document executed and delivered pursuant to this Agreement are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and/or, any Transaction Document executed and delivered pursuant to this Agreement this Agreement and/or such Transaction Document shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     (d) Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes constitute part of one original.

     (e) Costs of Enforcement. Unless other wise provided in an Transaction Document, in the event that a party institutes any proceedings to enforce the terms and conditions of this Agreement or any Transaction Document, all the costs or expenses (including reasonable attorneys' fees) incurred by the prevailing party hereto to enforce the terms and conditions of this Agreement and/or any Transaction Document shall be paid by the other party in such proceedings.

     (f) Applicable Law. Unless indicated to the contrary in a Transaction Document, the laws of the State of Texas (other than those which pertain to conflicts of law) shall govern this Agreement and the Transaction Documents, irrespective of the fact that any of the parties is presently or may be a resident of a different state or country. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Houston, State of Texas, United States of America, for resolution. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens.

     (g) Agreement to be Construed Fairly. This Agreement and the Transaction Documents have been the subject of negotiations and discussions between and among the parties. Unless otherwise provided in an Transaction Document, It has been and shall be construed to have been drafted by all the parties, so that any rule of construing ambiguities against the drafter shall have no force and effect. In addition, if any portion or term of this Agreement is held unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected and shall remain fully in force and enforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


G/O International, Inc., a Colorado corporation

/s/Brian Rodriguez
Brian Rodriguez, President




Waterbury Resources, Inc., a Cayman Islands company

/s/ Peter Anderson
Peter Anderson, Managing Director

Q-Marq Securities, Ltd., a Cayman Islands company

/s/ Peter Anderson
Peter Anderson, Managing Director

Yankee Investments, Ltd.

/s/ David Strawn
Attorney In Fact


Charlie Investments, Ltd.

/s/ David Strawn
Attorney In Fact

Sand Hills General Partnership by Sand Hills Partners, LLC, its authorized partner

/s/ George Jarkesy
George Jarkesy, Voting Member

                            Schedule 1

                     G/O and Waterbury Shares



Name                                 Number of Waterbury Ordinary

Charlie Investments, Ltd.               187,500
Yankee Investments, Ltd.                187,500
G/O International, Inc.                 257,000

Number of G/O shares of common stock
Charlie Investments, Ltd.             1,537,000
Yankee Investments, Ltd.              1,537,000

                            Exhibit 1

       Agreement to Assume Guaranty for Transfer of Shares

                           AGREEMENT TO
                         ASSUME GUARANTY
                               FOR
                        TRANSFER OF SHARES



This Agreement to Assume Guaranty for the Transfer of Shares ("Agreement") is entered into this 28th day of February 2006 among Waterbury Resources, Inc., a Cayman Islands company ("Waterbury"), G/O International, Inc., a Colorado corporation (the "G/O"), Yankee Investments, Ltd., a Cayman Islands company ("Yankee"), Charlie Investments, Ltd., a Cayman Islands company ("Charlie"), Q-Marq Securities, Ltd., a Cayman Islands company ("Q-Marq"), and SHGP, a Texas General Partnership ("SHGP").

WHEREAS, G/O, Waterbury, Yankee, Charlie, Q-Marq and SHGP have entered into a Settlement Agreement of even date herewith (the "Settlement Agreement") pursuant to which SHGP has agreed to assume the Charlie and Yankee Guaranty obligation as set forth in the Settlement Agreement;

WHEREAS, G/O, Yankee, Charlie and Q-Marq have agreed, as consideration for the assumption of the Charlie and Yankee Guaranty, to transfer to the SHGP those shares of G/O and Waterbury, as set forth in the Settlement Agreement;

NOW THEREFORE, for and in consideration set forth herein, the parties mutually agree as follows:

     1. Assumption of Charlie and Yankee Guaranty. SHGP hereby assumes and agrees to pay to Q-Marq, those obligations arising out of the Charlie and Yankee Guaranty in the principal amount of $643,589 as set forth in the Settlement Agreement.

     2. Acceptance of Assumption and Release of Obligors. Q-Marq, through execution and delivery of its counterpart signature page hereto, hereby agrees and accepts such assumption of the Charlie and Yankee Guaranty by SHGP and hereby releases and forever waives any claim against Charlie and Yankee respecting the Waterbury Debt.

     3.    Payment for the Assumptions-Transfer of Shares

          A. Transfer of Waterbury and G/O Shares. In consideration for SHGP's assumption of the Charlie and Yankee Guaranty, as contained paragraph 1 herein above, Charlie and Yankee hereby deliver to SHGP the shares of G/O and Waterbury set forth in Schedule 1 hereto and G/O hereby delivers the shares of Waterbury set forth in Schedule 1 hereto, in the names and quantities as set forth therein. In connection therewith, SHGP has simultaneously executed and delivered the Investment Letter Attached hereto as Exhibit 1.

     4. Definition of Terms. The capitalized terms used herein, unless otherwise indicated shall have the same meaning as those set forth in the Settlement Agreement.

     5. Further Cooperation. Each of the parties hereto will further cooperate in performing all tasks necessary to complete the transaction contemplated hereby including the execution and deliver of such further documents as reasonably deemed necessary by all transfer agents, legal and accounting professionals.

     6. Representations of G/O, Yankee, Charlie and Q-Marq. G/O, Yankee, Charlie and Q-Marq each hereby represent and warrant to SHGP that:

          A. Each is the rightful owner of the Shares to be transferred to SHGP hereunder.

          B. The Shares, upon transfer, will be duly and validly issued, non-assessable and there exists no valid claims against such shares.

G/O International, Inc.                  Waterbury Resources, Inc.

/s/Brian Rodriguez                       /s/Peter Anderson
Brian Rodriguez                          Peter Anderson, its Director

Yankee Investments, Ltd.                 Charlie Investments, Inc.

/s/ David Strawn                         /s/David Strawn
Attorney In Fact                         Attorney in Fact

Q-Marq Securities, Ltd.                  Sand Hills General Partnership,
                                         through Sand Hills Partners, LLC
/s/ Peter Anderson                       /s/George Jarkesy
Peter Anderson, Its Director             George Jarkesy, Voting Member

                            Schedule A

                     G/O and Waterbury Shares



Name                               Number of Waterbury Ordinary
Charlie Investments, Ltd.                  187,500
Yankee Investments, Ltd.                   187,500
G/O International, Inc.                    357,000
                                   Number of G/O shares of common stock
Charlie Investments, Ltd.                1,537,500
Yankee Investments, Ltd.                 1,537,500

                            Exhibit 1

                        Investment Letter

                        INVESTMENT LETTER





Waterbury Resources, Ltd.
Grand Cayman
Cayman Islands

G/O International, Inc.
18205 Burkhardt
Tomball, Texas


Re: Transfer of Waterbury and G/O Shares

Gentlemen:

Pursuant to that certain Agreement to Assume Guaranty for Transfer of Shares among the undersigned, Waterbury Resources, Inc., a Cayman Islands company ("Waterbury"), G/O International, Inc., a Colorado corporation ("G/O"), Yankee Investments, Ltd., a Cayman Islands company ("Yankee"), Charlie Investments, Ltd., a Cayman Islands company ("Charlie"), and Q-Marq Securities, Ltd., a Cayman Islands company ("Q-Marq"), G/O, Charlie and Yankee have each agreed to transfer to the undersigned those Ordinary Shares of Waterbury and common stock of G/O (the "Shares") set forth in Schedule 1 of the Agreement. In connection therewith:

1.   Representations and Warranties of the Signatories.

     (a) Respecting Offering Materials. SHGP hereby represents and warrants that, subject to the further terms of the Agreement, it:

          (1) has been furnished with those materials and documents as deemed necessary to make a decision to acquire the Shares ("Disclosure Materials").

          (2) has been given the opportunity to ask questions of and receive answers from the officers and directors of Waterbury and G/O, with respect to the issuance of the Shares pursuant to the Agreement, the Shares, the business of the Waterbury and G/O and any other matters which it considered to be material to its investment decision and all such questions have been answered to its full satisfaction;

          (3) has not relied on any information or representation other than those set forth in Waterbury's and G/O's, Disclosure Materials and such other written information and representations as have been provided by the officers and directors of the Waterbury and G/O pursuant to a specific question or request for additional information;

          (4) has not been presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

     (b) Respecting Investor Suitability. SHGP hereby represents and warrants that it and each of its general partners:

          (1) is an "Accredited Investors" as that term is defined in Securities and Exchange Commission Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act");

          (2) is capable of bearing the high degree of economic risk associated with this investment including, but not limited to, the possibility of complete loss of all his or its investment capital;

          (3) has sufficient financial and other resources to provide for anticipated financial needs, without taking into account any income which may be generated as a result of his or its investment in the Shares, and has no need for liquidity with respect to the investment in the Shares;

          (4) has total investments in illiquid investments that are reasonable in relation to his or its net worth and can afford the total loss of the investment in the Shares;

          (5) has had substantial experience in business of investments in one or more of the following: (i) investment experience with securities, such as stock and bonds; (ii) ownership of interests in new ventures and start-up companies; and (iii) experience in business and financial dealings;

          (6) can protect his or its own interests in an investment of this nature and does not have a "Purchaser Representative," as that term is defined in Regulation D of the Act and does not need such Representative.

          (7) understands and agrees that the Shares acquired pursuant to the Agreement have not been and will not be registered under the Act, that the Shares are being offered and sold in reliance upon the exemption from registration afforded by
               Section 4(2) and Rule 506 of Regulation D as promulgated under the Act and that the Shares have not been registered with any state securities commission or other governmental authority. Undersigned hereby acknowledges that pursuant to the requirements of Section 4(2) and Rule 506 or Regulation D, the Shares acquired from the Company may not be transferred, sold or otherwise exchanged unless registered or in transactions that are exempt there from.

          (8) Each of SHGP and its partners, acknowledges that the Waterbury and G/O are relying upon the representations made by him or it herein in transferring the Shares hereunder without registration under the Act pursuant to an exemption there from as provided in Section 4(2) and Rule 506 of Regulation D promulgated hereunder. Undersigned has consulted with legal counsel in connection with this transaction.

          (9) is purchasing the Shares exclusively for its own account and not for the account or benefit or on behalf of another person.

     (c) Respecting Investment Liquidity. SHGP hereby represents and warrants that it:

          (1) has been advised that the Shares have not been registered under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) and Rule 506 of Regulation D of the Act relating to transactions not involving a public offering;

          (2) understands that the issuance of the Shares has not been approved or disapproved by the Securities and Exchange Commission or the securities regulatory authority of any state;

          (3) understands that the Shares, are, and will continue to be, unregistered securities which may not be assigned, sold, transferred, conveyed or hypothecated to any person unless such are subsequently registered under applicable Federal and state law, or unless an exemption from such registration is available to both the undersigned and the proposed transferee under such laws;

          (4) understands that, neither Waterbury nor G/O has any obligation or intention to register the Shares for sale under the Act;

          (5) understands that there is at present a limited public market for the G/O Shares and no public market for the Waterbury Shares and that the lack of a liquid market may make it impossible to liquidate the Shares when desired or at then current asking price, and there can be no assurances that an active public market will ever develop; and

          (6) understands and acknowledges that this investment may be long term, must be held indefinitely, and is, by nature, highly speculative.

SHGP further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Investment Letter.

2. Representations and Warranties of Charlie, Yankee, Waterbury and G/O. Charlie, Yankee, Waterbury and G/O each represent to SHGP that:

     a. Charlie, Yankee and Waterbury is each organized under the laws of the Cayman Islands with full corporate authority to conduct its business as now being conducted,

     b. G/O is organized under the laws of the State of Colorado with full corporate authority to conduct its business as now being conducted
`

     c. The delivery of the Shares required to be delivered by the Charlie and Yankee pursuant to this Agreement, will have been duly authorized by all necessary corporate action Charlie and Yankee and will not violate any provision of the corporate statutes or similar organic documents of Charlie or Yankee.

     c. Neither the execution nor delivery of this Investment Letter nor the issuance of Shares, nor the performance, observance or compliance with the terms and provisions of this Investment Letter by Charlie, Yankee, Waterbury or G/O will violate any provision of law, any order of any court or other governmental agency, or any indenture, agreement or other instrument to which the any of them is a party or by which any of them is bound. This Investment Letter, upon its execution and delivery by Charlie, Yankee, Waterbury and G/O and assuming the due authorization, execution and delivery by the other parties hereto, will be the valid, binding, and legally enforceable obligation of the each of them.

     d. The Shares, when issued to SHGP will be duly and validly authorized and issued on a fully paid basis with no further right of assessment by the either Waterbury or G/O. In order to further compliance with the requirements of Regulation D, the both Waterbury and G/O shall cause the certificates delivered by their respective transfer agent for delivery to SHGP to bear the following legend or one substantially similar thereto, to be contained on the certificate representing the Shares:

     "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption there from under the Act or any applicable state securities act."

     e. Each of Charlie, Yankee, Waterbury and G/O will take any and all reasonable action necessary to assist the undersigned in obtaining timely transfer and delivery of the Shares as contemplated hereby (including the execution and delivery of such additional documents as may be required to effect transfer of the Shares to the undersigned thereof as contemplated hereby).

3.   Express Covenants of SHGP.

     (a) Respecting Resales and Transfers. SHGP expressly represents, covenant and warrant that it:

          (1) will not transfer or assign this Investment Letter or any of its rights hereunder, and further agrees that the assignment and transferability of the Shares shall be made only in accordance with this Investment Letter and the Agreement; and

          (2) will not, without the prior written consent of Waterbury, as to the Waterbury Shares and G/O as to the G/O Shares, assign, sell, transfer, convey or hypothecate any interest in the Shares to any person, unless the proposed transfer may be lawfully completed without such consent under the applicable provisions of the Securities and Exchange Commission Rule 144 and/or Regulation D or pursuant to a registration.

4. Restrictive Legend. Each of Waterbury and G/O intend to place the following restrictive legend, or a legend similar thereto, on each certificate representing the Shares:

          "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption there from under the Act or any applicable state securities act."

5. Notices. All notices or other communications which are, or may be, required or permitted to be given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, each of the parties at the address designated in their counterpart signature page to this Investment Letter tendered herewith.

6. Governing Law. The offer and other transactions contemplated under this Agreement shall be construed in accordance with the governed by the laws of the State of Texas.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.


     IN WITNESS WHEREOF, the undersigned has executed this Investment as of the 28th day of February, 2006.


Sand Hills General Partners, a Texas
General partnership, through its authorized general partner, Sand Hills Partners, LLC, a Delaware limited liability company.

By /s/George Jarkesy
George Jarkesy, Voting Member

                       Approval of Transfer


     Waterbury Resources, Ltd. hereby approves the transfer contemplated hereby this 1st day of March, 2006.


                         Waterbury Resources, Ltd.
..


                         By/s/Peter D. Anderson
                         Peter D. Anderson
                         Its Director




G/O hereby approves the transfer contemplated hereby this 20th day of March, 2006.


                         G/O International, Inc., a Colorado corporation


                         By/s/Brian Rodriguez
                         Brian Rodriguez, President

                            Exhibit 2

                       SHGP Promissory Note

                         PROMISSORY NOTE
                           U.S. $35,000
                        February 28, 2006

FOR VALUE RECEIVED, the undersigned, Sand Hills General Partners, a Texas general partnership, whose address is 18205 Burkhardt, Tomball, Texas 77377, by and through their general partner as Maker, promises to pay, without set off, deduction or counterclaim of any kind or nature to Q-Marq Securities, Ltd., a Cayman Islands company, whose address is PO Box 897GT, One Capital Place, George Town, Grand Cayman, Cayman Islands, as Payee, or Holder, at the address of Payee or Holder listed in this Note, the sum of thirty-five thousand dollars $35,000. The principal sum is to be paid in lawful United States currency in the following manner:

Payment shall be made on the fifth anniversary of the date of this Note, in full, without interest thereon, unless prepaid, sooner by Maker as provided herein.

This Note may be prepaid in full without penalty.

In the event that any payment is not made on or before the due date, the entire remaining unpaid balance shall become immediately due and payable at the option of Payee or Holder, without notice, time being of the essence, and the sum shall bear interest from such time until paid at the highest rate allowable under the laws of the State of Texas. Failure of Payee or Holder to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

Maker and all endorsers now or in the future becoming parties to this Note jointly and severally waive presentment and demand for payment, notice of dishonor, protest, and notice of protest of this Note.

Maker agrees to pay all costs and expenses of collection incurred by Payee or Holder of this Note, in or out of Court, including without limitation, Court related costs and expenses and reasonable attorneys' fees and disbursements (including such costs, fees, and disbursements incurred on appeal of any litigation). No extension of time for payment of this Note and no alteration, amendment, or waiver of any provision of this Note shall release, discharge, modify, change, or effect the liability of Maker under this Note.

No delay by Payee or Holder in enforcing any covenant or right under this Note shall be deemed a waiver of any covenant or right, and no waiver by Payee or Holder of any particular provision of this Note shall be deemed a waiver of any other provision or a continuing waiver of any particular provision, and except as so expressly waived in writing, all provisions shall continue in full force and effect.

Maker agrees and acknowledges that Sand Hills Partners, L.L.C., a Delaware Limited Liability Company is an authorized general partner and that it has full power and authority to bind partnership to the terms of this Promissory Note. Furthermore, Maker acknowledges that the execution of the Promissory
Note is pursuant to the legitimate business purposes of the general partnership.

This Note shall be construed and enforced according to the laws of the State of Texas.

Whenever used in this Note, the terms "Holder", "Maker", and "Payee" shall be construed in the singular or plurals as the context may require.

Sand Hills General Partners, a Texas
General partnership through its general
Partner, Sand Hills Partners, L.L.C., a Delaware
Limited Liability Company.

/s/George Jarkesy
George Jarkesy, Voting Member
Sand Hills Partners, LLC

                            Exhibit 3

      Election to Convert and Release, Waiver and Novation

                       ELECTION TO CONVERT
                               AND
                   RELEASE WAIVER AND NOVATION




1. Conversion

The undersigned, Q-Marq Securities, Ltd., a Cayman Islands company, pursuant to that certain Settlement Agreement among G/O International, Inc., a Colorado corporation, Waterbury Resources, Ltd., a Cayman Islands company, Q-Marq Securities, Ltd., a Cayman Islands company, Yankee Investments, Ltd., a Cayman Islands company, Charlie Investments, Ltd., a Cayman Islands company and Sand Hills General Partners, a Texas general partnership (the "Agreement"), hereby tenders this written Election to Covert that certain Debt of Waterbury Resources, Ltd., in the principal amount of $643,598 representing funds advanced to Waterbury, ("Waterbury Debt") in exchange for: (1) the Promissory Note of SHGP in the principal amount of $35,000 in the form of Exhibit 1 Attached hereto (the "SHGP Note") and the issuance of a total of 1,500,000 newly issued ordinary shares of Waterbury (the "Shares"). In connection therewith, undersigned hereby executes and delivers the Investment Letter attached hereto and by this reference incorporated herein (the "Investment Letter").

2. Release Waiver and Novation

In consideration for the delivery of the SHGP Note and the issuance of the Shares pursuant to the conversion, and such further consideration as set forth in the Agreement, the undersigned, Q-Marq Securities, Ltd., hereby waives the Waterbury Debt in the principal amount of USD$643,598 and forever releases Waterbury Resources, Ltd. and its parent G/O International, Inc., a Colorado corporation, from any further obligation to repay such amount. Q-Marq, for such consideration also releases and waives any obligation of SHGP in connection with its Guaranty of the Waterbury Debt.

3. Definition of Terms

Capitalized terms used herein, unless otherwise indicated, shall have the meanings ascribed in the Settlement Agreement delivered therewith.

Executed this 28th day of February 2006.

Q-Marq Securities, Ltd.

By /s/Peter Anderson
Director




Affirmed and Agreed to this 28th day of February 2006 by Waterbury Resources,
Ltd.

By /s/Peter Anderson
Director

Affirmed and Agreed to this 28th day of February 2006 by Sand Hills General Partners, through its general partner, Sand Hills Partners, LLC.

By/s/George Jarkesy
Managing Member

                            EXHIBIT 1

                   Sand Hills General Partners
                               Note

                         PROMISSORY NOTE
                           U.S. $35,000
                        February 28, 2006

FOR VALUE RECEIVED, the undersigned, Sand Hills General Partners, a Texas general partnership, whose address is 18205 Burkhardt, Tomball, Texas 77377, by and through their general partner as Maker, promises to pay, without set off, deduction or counterclaim of any kind or nature to Q-Marq Securities, Ltd., a Cayman Islands company, whose address is PO Box 897GT, One Capital Place, George Town, Grand Cayman, Cayman Islands, as Payee, or Holder, at the address of Payee or Holder listed in this Note, the sum of thirty-five thousand dollars $35,000. The principal sum is to be paid in lawful United States currency in the following manner:

Payment shall be made on the fifth anniversary of the date of this Note, in full, without interest thereon, unless prepaid, sooner by Maker as provided herein.

This Note may be prepaid in full without penalty.

In the event that any payment is not made on or before the due date, the entire remaining unpaid balance shall become immediately due and payable at the option of Payee or Holder, without notice, time being of the essence, and the sum shall bear interest from such time until paid at the highest rate allowable under the laws of the State of Texas. Failure of Payee or Holder to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

Maker and all endorsers now or in the future becoming parties to this Note jointly and severally waive presentment and demand for payment, notice of dishonor, protest, and notice of protest of this Note.

Maker agrees to pay all costs and expenses of collection incurred by Payee or Holder of this Note, in or out of Court, including without limitation, Court related costs and expenses and reasonable attorneys' fees and disbursements (including such costs, fees, and disbursements incurred on appeal of any litigation). No extension of time for payment of this Note and no alteration, amendment, or waiver of any provision of this Note shall release, discharge, modify, change, or effect the liability of Maker under this Note.

No delay by Payee or Holder in enforcing any covenant or right under this Note shall be deemed a waiver of any covenant or right, and no waiver by Payee or Holder of any particular provision of this Note shall be deemed a waiver of any other provision or a continuing waiver of any particular provision, and except as so expressly waived in writing, all provisions shall continue in full force and effect.

Maker agrees and acknowledges that Sand Hills Partners, L.L.C., a Delaware Limited Liability Company is an authorized general partner and that it has full power and authority to bind partnership to the terms of this Promissory Note. Furthermore, Maker acknowledges that the execution of the Promissory
Note is pursuant to the legitimate business purposes of the general partnership.

This Note shall be construed and enforced according to the laws of the State of Texas.

Whenever used in this Note, the terms "Holder", "Maker", and "Payee" shall be construed in the singular or plurals as the context may require.

Sand Hills General Partners, a Texas
General partnership through its general
Partner, Sand Hills Partners, L.L.C., a Delaware
Limited Liability Company.

By/s/ George Jarkesy
George Jarkesy, Managing Member
Sand Hills Partners, LLC

                    Waterbury Resources, Ltd.

                        INVESTMENT LETTER





Waterbury Resources, Ltd.
Grand Cayman
Cayman Islands




Re: Conversion of Waterbury Debt into Ordinary Shares of Waterbury Resources, Ltd., a Cayman Islands corporation (the "Company")

Gentlemen:

     Pursuant to that certain Settlement Agreement among G/O International, Inc., a Colorado corporation, Waterbury Resources, Ltd., a Cayman Islands company, Q-Marq Securities, Ltd., a Cayman Islands company, Yankee Investments, Ltd., a Cayman Islands company, Charlie Investments, Ltd., a Cayman Islands company and Sand Hills General Partners, a Texas general partnership (the "Agreement"), Q-Marq Securities, Ltd. ("Q-Marq") has agreed to exchange the outstanding debt of Waterbury Resources, Ltd. in the principal amount of $643,598 for (1) the promissory note of SHGP and (2) the issuance of a total of 1,500,000 Ordinary Shares of the Company (the "Shares"). In connection therewith:


1.   Representations and Warranties of Q-Marq.

     (a) Respecting Offering Materials. Q-Marq hereby represents and warrants that, subject to the further terms of the Agreement it :

          (1) has been furnished with those materials and documents as deemed necessary in order to make the decision to acquire the Shares ("Disclosure Materials").

          (2) has been given the opportunity to ask questions of and receive answers from the officers and directors of the Company and G/O International, Inc. with respect to the issuance of the Shares pursuant to the Agreement, the Shares, the business of the Company and G/O International, Inc. and any other matters which it considered to be material to its investment decision and all such questions have been answered to its full satisfaction;

          (3) has not relied on any information or representation other than those set forth in the Company's and G/O International, Inc. Disclosure Materials and such other written information and representations as have been provided by the officers and directors of the Company and G/O International, Inc. pursuant to a specific question or request for additional information;

          (4) has not been presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.


     (b) Respecting Investor Suitability. Q-Marq hereby represents and warrants that it:


          (1) is an "Accredited Investors" as that term is defined in Securities and Exchange Commission Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act");

          (2) is capable of bearing the high degree of economic risk associated with this investment including, but not limited to, the possibility of complete loss of all its investment capital;

          (3) has sufficient financial and other resources to provide for anticipated financial needs, without taking into account any income which may be generated as a result of its investment in the Shares, and has no need for liquidity with respect to the investment in the Shares;

          (4) has total investments in illiquid investments that are reasonable in relation to its net worth and can afford the total loss of the investment in the Shares;

          (5) has had substantial experience in business of investments in one or more of the following: (i) investment experience with securities, such as stock and bonds; (ii) ownership of interests in new ventures and start-up companies; and (iii) experience in business and financial dealings;

          (6) can protect its own interests in an investment of this nature and does not have a "Purchaser Representative," as that term is defined in Regulation D of the Act and does not need such Representative;

          (7) understands and agrees that the Shares acquired pursuant to the Agreement have not been and will not be registered under the Act, that the Shares are being offered and sold in reliance upon the exemption from registration afforded by
               Section 4(2) and Rule 506 of Regulation D as promulgated under the Act and that the Shares have not been registered with any state securities commission or other governmental authority. Q-Marq hereby acknowledge that pursuant to the requirements of Section 4(2) and Rule 506 or Regulation D, the Shares acquired from the Company may not be transferred, sold or otherwise exchanged unless registered or in transactions that are exempt there from;


          (8) Q-Marq, acknowledges that the Company and G/O International, Inc. are relying upon the representations made by it herein in transferring the Shares hereunder without registration under the Act pursuant to an exemption therefrom as provided in Section 4(2) and Rule 506 of Regulation D promulgated thereunder. Q-Marq has consulted with legal counsel in connection with this transaction; and

          (9) is purchasing the Shares exclusively for its own account and not for the account or benefit or on behalf of another person.


     (c) Respecting Investment Liquidity. Q-Marq hereby represents and warrants that it:

          (1) has been advised that the Shares have not been registered under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) and Rule 506 of Regulation D of the Act relating to transactions not involving a public offering;

          (2) understands that the issuance of the Shares has not been approved or disapproved by the Securities and Exchange Commission or the securities regulatory authority of any state;

          (3) understands that the Shares, are, and will continue to be, unregistered securities which may not be assigned, sold, transferred, conveyed or hypothecated to any person unless such are subsequently registered under applicable Federal and state law, or unless an exemption from such registration is available to both the undersigned and the proposed transferee under such laws;

          (4) understands that, the Company has no obligation or intention to register the Shares for sale under the Act;

          (5) understands that there is at present a limited public market for the Shares and that the lack of a liquid market may make it impossible to liquidate the Shares when desired or at then current asking price, and there can be no assurances that an active public market will ever develop; and

          (6) understands and acknowledges that this investment may be long term, must be held indefinitely, and is, by nature, highly speculative.

Q-Marq further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Investment Letter.

2.   Representations and Warranties of the Company

       a. The Company is organized under the laws of the Cayman Islands with full corporate authority to conduct its business as now being conducted,

       b. The issuance of the Shares required to be delivered by the Company pursuant to this Agreement, will have been duly authorized by all necessary corporate action by the Company and will not violate any provision of the corporate statutes or similar organic documents of the Company.

       c. Neither the execution nor delivery of this Investment Letter nor the issuance of Shares, nor the performance, observance or compliance with the terms and provisions of this Investment Letter by the Company will violate any provision of law, any order of any court or other governmental agency, or any indenture, agreement or other instrument to which the Company is a party or by which the Company is bound. This Investment Letter, upon its execution and delivery by the Company and assuming the due authorization, execution and delivery by the other parties hereto, will be the valid, binding, and legally enforceable obligation of the Company.

       d. The Shares, when issued to undersigned will be duly and validly authorized and issued on a fully paid basis with no further right of assessment by the Company. In order to further compliance with the requirements of Regulation D, the Company shall cause the certificates delivered by the Company's transfer agent for delivery to the Purchaser to bear the following legend or one substantially similar thereto, to be contained on the certificate representing the Shares:

     "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

     e. The Company will take any and all reasonable action necessary to assist the undersigned in obtaining timely transfer and delivery of the Shares as contemplated hereby (including the execution and delivery of such additional documents as may be required to effect transfer of the Shares to the undersigned thereof as contemplated hereby).

3.   Express Covenants of Q-Marq.

     (a) Respecting Resales and Transfers. Q-Marq expressly represents, covenants and warrants that, except as provided in the Settlement Agreement it:

          (1) will not transfer or assign this Investment Letter or any of its rights hereunder, and further agrees that the assignment and transferability of the Shares shall be made only in accordance with this Investment Letter and the Agreement; and

          (2) will not, without the prior written consent of the Company, assign, sell, transfer, convey or hypothecate any interest in the Shares to any person, unless the proposed transfer may be lawfully completed without such consent under the applicable provisions of the Securities and Exchange Commission Rule 144 and/or Regulation D or pursuant to a registration.

4. Restrictive Legend. The Company intends to place the following restrictive legend, or a legend similar thereto, on each certificate representing the Shares:

          "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

5. Notices. All notices or other communications which are, or may be, required or permitted to be given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address first above written and to the undersigned at the address designated in undersigned's counterpart signature page to this Investment Letter tendered herewith.

6. Governing Law. The offer and other transactions contemplated under this Agreement shall be construed in accordance with the governed by the laws of the Cayman Islands, British West Indies.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.


     IN WITNESS WHEREOF, the undersigned has executed this Investment Letter in the City of Georgetown, Country of Cayman Islands, as of the 1st day of March, 2006.



No. Shares to be issued: 1,500,000 Ordinary Shares


Q-Marq. Securities, Ltd., a Cayman Islands company,
Through its duly authorized Director



By/s/Peter Anderson
Director

                     SUBSCRIPTION ACCEPTANCE


     The subscription for Shares set forth in this Investment Letter is accepted by the Company on this 1st day of March, 2006.


                         Waterbury Resources, Ltd.
..


                         By/s/ Peter Anderson
                         Its Director